Certification

I, Bryan Calder, certify that:

1. I have reviewed this report on Form N-CSR of College and University Facility Loan Trust One (the "Registrant");

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report;

4. Based on my knowledge, the distribution or servicing information required to be provided to the bond trustee and owner trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in this report is included in this report;

5. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the bond trustee and owner trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in this report, the servicer has fulfilled its obligations under the servicing agreement; and

6. The report discloses all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in this report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: GMAC Commercial Mortgage Corporation and J.P. Morgan Trust Company National Association.


Date: August 24, 2004

                           /s/ Bryan Calder
                           Bryan Calder
                           Executive Vice President